APPENDIX I

Trust                               Series

Columbia Funds Trust VIII           Columbia Income Fund
                                    Columbia Intermediate Bond Fund

Columbia Funds Trust IX             Columbia Managed Municipals Fund
                                    Columbia High Yield Municipal Fund

Columbia Funds Trust XI             Columbia Growth Stock Fund
                                    Columbia Young Investor Fund
                                    Columbia Global Thematic Equity Fund
                                    Columbia European Thematic Equity Fund
                                    Columbia Asset Allocation Fund
                                    Columbia Dividend Income Fund
                                    Columbia Large Cap Core Fund
                                    Columbia International Equity Fund
                                    Columbia Large Cap Growth Fund
                                    Columbia Disciplined Value Fund
                                    Columbia Small Cap Fund
                                    Columbia Small Company Equity Fund

Columbia Floating Rate Fund